Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

for

SERIES B NON-CONVERTIBLE FIRST PREFERRED SHARES

by and among

COTT CORPORATION

and the DESIGNATED HOLDERS named herein

Dated: December 12, 2014

REGISTRATION RIGHTS AGREEMENT FOR SERIES B NON-CONVERTIBLE FIRST

PREFERRED SHARES

REGISTRATION RIGHTS AGREEMENT for Series B Non-Convertible First Preferred Shares, dated as of December 12, 2014, by and among Cott Corporation, a corporation governed by the Canada Business Corporations Act (the “Company”), and the shareholders that are party to this Agreement from time to time, as set forth on the signature page hereto (each, a “Designated Holder”).

WHEREAS, the Company desires to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined) to the Designated Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. (a) Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company (or any duly authorized committee thereof).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a U.S. national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal U.S. national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not listed or admitted to trading on any U.S. national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the principal non-U.S. exchange or over-the-counter market on which the Registrable Securities are then quoted, as reported by Bloomberg Financial Markets (or any successor thereto); or (c) if on any such date the Registrable Securities are not quoted on any such non-U.S. exchange or over-the-counter market, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Registrable Securities selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be as set forth at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with an offering of Registrable Securities.

“Company Underwriter” has the meaning set forth in Section 4(a) hereof.

“Crestview Holders” means Crestview Partners (and any Permitted Assignees thereof to which their rights hereunder are assigned pursuant to Section 2(d) hereof).

“Crestview Partners” means Crestview DSW Investors, L.P.

“Demand Initiating Holder” has the meaning set forth in Section 3(a) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Designated Holder” has the meaning set forth in the preamble to this Agreement.

“Designated Holders’ Counsel” has the meaning set forth in Section 8(a)(i) hereof.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3 Shelf Registration Statement” has the meaning set forth in Section 5(f) hereof.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Incidental Registration” has the meaning set forth in Section 4(a) hereof.

“Incidental Registration Notice” has the meaning set forth in Section 4(a) hereof.

“Indemnified Party” has the meaning set forth in Section 9(c) hereof.

“Indemnifying Party” has the meaning set forth in Section 9(c) hereof.

“Inspector” has the meaning set forth in Section 8(a)(i) hereof.

“Liability” has the meaning set forth in Section 9(a) hereof.

“Lock-Up Agreement” means, with respect to each Designated Holder, the lock-up agreement entered into by such Designated Holder with the underwriters of an underwritten offering.

“Majority Designated Holders” means the beneficial owners of Registrable Securities representing more than 50% of the total number of outstanding Registrable Securities.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Merger Agreement” means the Agreement and Plan of Merger dated as of November 6, 2014 involving the Company and the other signatories thereto.

“Non-Convertible Preferred Shares” means the Series B Non-Convertible First Preferred Shares of the Company.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Partner Distribution” has the meaning set forth in Section 3(a) hereof.

“Permitted Assignee” means, with respect to any Person, to the extent applicable, (i) such Person’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (iii) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (iv) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Person, (vi) any Affiliate of such Person, (vii) any Person to whom such Person transfers Registrable Securities representing at least 5% of the outstanding Non-Convertible Shares as of the date of such transfer, and (viii) if such Person is a corporation, partnership or limited liability company, any wholly-owned subsidiary of such entity or the direct or indirect partners, members, stockholders or Affiliates of such entity.

“Permitted Withdrawal” has the meaning set forth in Section 3(g) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Pledgee” has the meaning set forth in Section 2(d)(i) hereof.

“Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 8(a)(viii) hereof.

“Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i) hereof, (a) all Non-Convertible Preferred Shares issued to the Designated Holders pursuant to the Merger Agreement, and (b) any securities issued or issuable, directly or indirectly, with respect to any of the securities described in clause (a) by way of a dividend or distribution or a stock or other split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization.

“Registration Expenses” has the meaning set forth in Section 8(d) hereof.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a) hereof.

“S-3 Participating Holders” has the meaning set forth in Section 5(a) hereof.

“S-3 Registration” has the meaning set forth in Section 5(a) hereof.

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 for a primary offering of securities in reliance on General Instruction I.B.1 to such Form.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Specified Period” means, with regard to the period after the effective date of a Registration Statement for an offering (or the pricing date for an Underwritten Shelf Take-Down), 90 days; provided that, if (a) the Company is not an “emerging growth company” (as defined in Section 2 of the Securities Act), and (b) (x) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of such period or (y) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), such period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be; provided, further, that, the Specified Period with respect to any offering will end on the first date on which the underwriters of such offering have released the Company and all Designated Holders from the Lock-up Agreements entered into in connection with such offering.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 5(f) hereof.

“Valid Business Reason” has the meaning set forth in Section 3(a) hereof.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to use Form S-3 to register a primary offering of securities in reliance on General Instruction I.B.1 to such Form.

(b) Interpretation. For purposes of this Agreement, unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv) All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, any Registrable Securities held by any Designated Holder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are sold pursuant to Rule 144, (iii) in the opinion of counsel reasonably satisfactory to the Company (which may be waived by the Company in its sole discretion), the entire amount of the Registrable Securities held by any Designated Holder may be sold in a single sale, without any limitation as to volume or manner of sale, and without any public information or other requirement, pursuant to Rule 144 promulgated under the Securities Act, (iv) such Designated Holder beneficially owns less than 1% of the outstanding Non-Convertible Preferred Shares, (v) the Registrable Securities have ceased to be outstanding or (vi) the Registrable Securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon conversion of Convertible Preferred Shares shall be deemed outstanding for the purposes of this Agreement.

(d) Transfer of Registration Rights.

(i) Each Designated Holder may transfer or pledge Registrable Securities, or the securities convertible into such Registrable Securities, with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Designated Holder by the provisions of this Agreement, such agreement being substantially in the form of Annex A hereto, and (2) (A) immediately following such transfer or pledge, such Registrable Securities (including Registrable Securities issuable upon conversion of Convertible Preferred Shares) continue to constitute Registrable Securities as held by such Permitted Assignee or Pledgee or (B) such

Permitted Assignee, together with its Affiliates, beneficially owns Registrable Securities representing more than 1% of the Non-Convertible Preferred Shares as of the date of such transfer. Upon any transfer or pledge of Registrable Securities or the securities convertible into such Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities (or securities convertible, exercisable or exchangeable for Registrable Securities, as applicable).

(ii) Subject to Section 2(b) hereof, if a Designated Holder (including, without limitation, a Crestview Holder) assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Designated Holder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Designated Holder (including, without limitation, a Crestview Holder) assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Designated Holder shall have no further rights or obligations under this Agreement, except under Section 9 hereof in respect of offerings in which it participated or registrations in which Registrable Securities held by such Designated Holder were included.

(iii) Notwithstanding the foregoing or anything else herein to the contrary, solely for purposes of the priorities for inclusion of Registrable Securities in an underwritten offering as set forth in Sections 3(e), 4(a) and 5(b), as such priorities are applicable to a Permitted Assignee, only the Registrable Securities transferred to such Permitted Assignee shall be treated as Registrable Securities held by a Designated Holder.

3. Demand Registration.

(a) Request for Demand Registration. To the extent permitted by applicable law and regulations, and subject to Section 6 hereof on up to a maximum of two occasions, at any time on or after the first anniversary of the date hereof, any Crestview Holder (in each case, a “Demand Initiating Holder”) may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), in accordance with the terms of this Agreement (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) a Demand Registration if the Demand Initiating Holders, together with the Designated Holders (other than the Demand Initiating Holders) that have requested to register securities in such registration statement pursuant to Section 3(b), propose to sell Registrable Securities having aggregate Face Value (as such term is defined in the Merger Agreement) of less than $30,000,000, and (ii) any Demand Registration within the Specified Period (or such shorter period as the Company may determine in its sole discretion) after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8); provided, further, that a Demand Registration shall be deemed not to have been effected if (i) after it has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority for any reason other than a misrepresentation or an omission by a Designated Holder affiliated with the Demand Initiating Holder, (ii) the registration statement does not remain effective for the period specified in Section 3(c), or (iii) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Designated Holder affiliated with the Demand Initiating Holder. In addition, if (1) the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially impede, delay or interfere with any proposed financing, offer and sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization, material operational development or other significant transaction involving the Company or because such registration would require the Company to disclose material nonpublic information that would not otherwise be required to be disclosed under applicable law, and (2) the Company has a bona fide business purpose for preserving the confidentiality of such proposed transaction or information (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) relating to a Demand Registration until such Valid Business Reason no longer exists or, if later, the occurrence of the Valid Business Reason (but in no event may the duration of such postponement last for more than 45 days after the date when the Demand Registration was requested), and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than 45 days have passed since such postponement, the Demand Initiating Holder may request a new Demand Registration (which request shall not be counted as an additional Demand Registration for purposes of this Section 3(a)) or request the prompt amendment or supplement of such Registration Statement). The Company shall give written notice to the Demand Initiating Holder of each of its determination to postpone filing, amending or supplementing a Registration Statement, and of the fact that the Valid Business Reason for such postponement no longer exists or has occurred, as applicable, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing, amendment or supplement under this Section 3(a) due to a Valid Business Reason for more than 90 days in any 12-month period. Each request for a Demand Registration by the Demand Initiating Holder shall state the type and amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof, which may include a distribution of Registrable Securities to, and resale of such Registrable Securities by, the equity holders of any Crestview Holder or its equity holders (a “Partner Distribution”). The Demand Registration may be a shelf registration pursuant to Rule 415 promulgated under the Securities Act, in which case the provisions of Section 5(f) shall apply.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Subject to Section 4(b), any Designated Holder that has not requested a registration under Section 3(a) hereof may, pursuant to this Section 3(b), offer its Registrable Securities under any Demand Registration. The Company shall (i) subject to clause (ii) below, as promptly as practicable, but in no event later than ten Business Days after the receipt of a request for a Demand Registration from a Demand Initiating Holder give written notice thereof to all of the Designated Holders (other than such Demand Initiating Holder), which notice shall specify the type and number of Registrable Securities subject to the request for Demand Registration and the intended method of disposition of such Registrable Securities, (ii) in the case of a postponement due to a Valid Business Reason pursuant to Section 3(a), provide the notice specified in clause (i) above no later than 10 Business Days prior to the anticipated expiration of the postponement period, and (iii) subject to Section 3(e) hereof, include in the Registration Statement filed pursuant to the Demand Registration all of the Registrable Securities held by such Designated

Holders from whom the Company has received a written request for inclusion therein within five Business Days of the date on which the Company has given the written notice referred to in clause (i) above. Each such request by such Designated Holder shall specify the type and number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within the five Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3(b) with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3(b) by giving written notice to the Company.

(c) Effective Demand Registration. Subject to Section 3(a), the Company shall use its commercially reasonable efforts (taking into account, among other things, accounting and regulatory matters) to file a Registration Statement relating to the Demand Registration and to use its commercially reasonable efforts to cause such Registration Statement to be filed within 45 days of receipt of a Demand Registration and to use commercially reasonable efforts to request that the Registration Statement become effective as soon as practicable but in no event later than 90 days after it files the Registration Statement and to remain continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) 120 days (or in the case of a shelf registration, three years from the effective date of the applicable shelf registration; provided that, if during such three year period the Company shall no longer be eligible to use a Registration Statement on Form S-3 (or any successor form), the Company shall maintain a shelf registration for a period of two years from the effective date of the applicable registration statement.

(d) Expenses. Except as provided in Section 3(g) or 8(d) hereof, the Company shall pay all Registration Expenses in connection with a Demand Registration, including all Registration Expenses relating to the registration of Registrable Securities included in any such Demand Registration pursuant to Section 3(b), whether or not such Demand Registration becomes effective.

(e) Underwriting Procedures. If the applicable Demand Initiating Holder so elects, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration pursuant to this Section 3 to be in the form of a firm commitment underwritten public offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f) hereof. In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by a Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(a) or 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Demand Initiating Holder and the Approved Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lockup agreement terms, subject to Section 7(a)), and then only in such quantity as set forth below. If the Approved Underwriter advises the Company in good faith that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering, then the Company shall include in such Demand Registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Holders that are participating in such offering pursuant to Section 3(a) or 3(b) hereof, which Registrable Securities shall be allocated pro rata among the Designated Holders participating in the offering, based on the aggregate number of Registrable Securities held by each such Designated Holder, and second, securities offered by the Company for its own account.

(f) Selection of Underwriters. If any Demand Registration, S-3 Registration or Shelf Take-Down, as the case may be, of Registrable Securities is in the form of an underwritten public offering, the Demand Initiating Holder or S-3 Initiating Holder, as applicable, for such registration or Shelf Take-Down shall select and obtain one or more investment banking firms of national or regional reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm or firms shall, in any case, also be approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned. An investment banking firm or firms selected pursuant to this Section 3(f) shall be referred to as the “Approved Underwriter” herein.

(g) Withdrawal. The Demand Initiating Holder shall be entitled to withdraw or revoke its request for a Demand Registration without the prior written consent of the Company if (i) such withdrawal or revocation is as a result of facts or circumstances arising after the date on which a request for a Demand Registration was made and the Demand Initiating Holder reasonably determines that participation in such registration would have a material adverse effect on the Demand Initiating Holder, (ii) the Closing Price is more than fifteen percent lower than the Closing Price on the date the Demand Initiating Holder requested such Demand Registration or (iii) such Demand Initiating Holder agrees to pay all fees and expenses incurred by the Company in connection with such withdrawn registration (each, a “Permitted Withdrawal”). Any Permitted Withdrawal shall constitute and effect an automatic withdrawal by any other Designated Holder participating in such Demand Registration pursuant to the provisions of Section 3(b) hereof.

(h) Partner Distributions. Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Crestview Holders seeking to effect a Partner Distribution, use its commercially reasonable efforts to file any prospectus supplement or post-effective amendments and shall otherwise take action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed necessary by such Crestview Holder, to effect such Partner Distribution (including adding one or more selling equityholders to the registration statement through a prospectus supplement or post-effective amendment, as reasonably necessary or required).

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental or “Piggy-Back” Registration. If the Company proposes to file a Registration Statement, that will become effective at any time on or after the first anniversary of the date hereof, with respect to an offering by the Company of Non-Convertible Preferred Shares or any class of security convertible into Non-Convertible Preferred Shares for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any shareholder of the Company (other than Designated Holders pursuant to

Sections 3 and 5 hereof), then the Company shall give written notice (an “Incidental Registration Notice”) of such proposed filing to each of the Designated Holders at least five Business Days before the anticipated filing date, which notice shall describe the proposed registration and distribution and, subject to Section 4(b), offer such Designated Holders the opportunity to register the number of Registrable Securities that each such Designated Holder may request (an “Incidental Registration”). Any such request by a Designated Holder must be made in writing and received by the Company within five Business Days of the date on which the Company has given the Incidental Registration Notice. The failure of any Designated Holder to respond to an Incidental Registration Notice within five Business Days shall be deemed a waiver of such Designated Holder’s rights under this Section 4(a) with respect to such Incidental Registration. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each Designated Holder who has requested in writing to participate in the Incidental Registration pursuant to this Section 4(a) to include the number of such Designated Holder’s Registrable Securities indicated by such Designated Holder in such offering on the same terms and conditions as the Non-Convertible Preferred Shares or class of security convertible into Non-Convertible Preferred Shares, as applicable, for the account of the Company or the account of such other equityholder, as the case may be, included therein. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities held by a Designated Holder in such underwritten offering unless such Designated Holder accepts the terms of the underwritten offering as agreed upon between the Company, such other equityholders, if any, and the Company Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lockup agreement terms, subject to Section 7(a)), and then only in such quantity as set forth below. If the Company Underwriter advises the Company in good faith that the aggregate amount of the securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the securities in such offering, then the Company shall include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect: (i) in the case of a Company initiated Incidental Registration, first (x) all of the securities to be offered for the account of the Company, and second (y) any Registrable Securities that are participating in such offering pursuant to this Section 4(a), which Registrable Securities shall be allocated pro rata among the Designated Holders participating in the offering, based on the aggregate number of Registrable Securities held by each such Designated Holder, except to the extent any such holders have agreed under existing agreements to which the Company is a signatory to grant priority with regard to participation in such offering to any other holders of securities of the Company, and (ii) in the case of an Incidental Registration initiated by equityholders of the Company (including any Designated Holder), first, (A) any Registrable Securities requested by holders thereof, pro rata among the Designated Holders and such other holders based on the number of securities held by each such holder, and second, (B) all of the securities to be offered for the account of the Company.

(b) Expenses. Except as provided in Section 8(d) hereof, the Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Request for a Form S-3 Registration. At any time, on or after the first anniversary of the date hereof, at which the Company is eligible for use of Form S-3 under the Securities Act in connection with a secondary public offering of Registrable Securities, in the event that the Company shall receive from any Crestview Holder (the “S-3 Initiating Holder”), shall be entitled under this Section 5 to make on behalf of all Crestview Holders and Designated Holders, subject to Section 6 hereof, on up to a maximum of four occasions, a written request that the Company register under the Securities Act on Form S-3 (or any successor form) (an “S-3 Registration”) the sale of all or a portion of the Registrable Securities owned by such S-3 Initiating Holder (which S-3 Registration may be a shelf registration pursuant to Rule 415 promulgated under the Securities Act, in which case the provisions of Section 5(f) shall apply), the Company shall give written notice of such request to all of the other Designated Holders (other than such S-3 Initiating Holder) as promptly as practicable but in no event later than five Business Days before the anticipated filing date of such Form S-3, which notice shall describe the proposed registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such other Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within five Business Days of the date on which the Company has given the written notice of such registration; provided that, an S-3 Registration shall be deemed not to have been effected if (i) after it has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority for any reason other than a misrepresentation or an omission by a Designated Holder affiliated with the S-3 Initiating Holder, (ii) the registration statement does not remain effective for the period specified in Section 8(a)(ii), or (iii) in the event of an underwritten offering, if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Designated Holder affiliated with the S-3 Initiating Holder. Each request for an S-3 Registration by an S-3 Initiating Holder shall state the type and number of the Registrable Securities proposed to be registered and the intended method of disposition thereof. With respect to each S-3 Registration, the Company shall, subject to Section 5(b) hereof, (A) include in such offering the Registrable Securities of the S-3 Initiating Holder and the Designated Holders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holder included therein (collectively, the “S-3 Participating Holders”) and (B) file a Registration Statement on Form S-3 (or any successor form) relating to the S-3 Registration and use its commercially reasonable efforts to cause such Registration Statement to be filed within 45 days of receipt of an S-3 Registration request and to use commercially reasonable efforts to request that the Registration Statement become effective as soon as practicable, but not later than 90 days after it files the Registration Statement on Form S-3; provided, however, that the Company shall not be obligated to effect an S-3 Registration if the S-3 Initiating Holders, together with the Designated Holders (other than the S-3 Initiating Holders) that have requested to register securities in such registration statement pursuant to this Section 5(a), propose to sell Registrable Securities having aggregate Face Value (as such term is defined in the Merger Agreement) of less than $20,000,000. Notwithstanding the foregoing, immediately upon determination of the price at which such Registrable Securities are to be sold in an S-3 Registration that is a firm commitment underwritten public offering, if such price is below the price which the S-3 Initiating Holder finds acceptable, the S-3 Initiating Holder for the S-3 Registration shall then have the right, by written notice to the Company, to withdraw its Registrable Securities from being included in such offering; provided, that such a withdrawal by the S-3 Initiating Holder shall constitute and effect an automatic withdrawal by all other S-3 Participating Holders, but shall represent the use of an underwritten public offering under Section 6. If the S-3 Initiating Holder requests, and if the Company is a Well-Known Seasoned Issuer, the Company shall cause such S-3 Registration to be made pursuant to an Automatic Shelf Registration Statement and, if requested, may omit the names of the S-3 Participating Holders and the amount of the Registrable Securities to be offered thereunder. The Company shall use its commercially reasonable efforts to be and remain eligible to use Form S-3 for registration of the Registrable Securities pursuant to Rule 415 at all times on and after the date of this Agreement until the date upon which there ceases to be outstanding any Registrable Securities.

(b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holder so elects, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten public offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f) hereof. In connection with any S-3 Registration under this Section 5 involving an underwritten public offering, none of the Registrable Securities held by a Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 5(a) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the S-3 Initiating Holder and the Approved Underwriter (including, without limitation, offering price, underwriting commissions and discounts and lockup agreement terms, subject to Section 8(a)) and then only in such quantity as set forth below.

If the Approved Underwriter advises the Company in good faith that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering, then the Company shall include in such offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Holders participating in the offering under Section 5(a) hereof, which Registrable Securities shall be allocated pro rata among such Designated Holders participating in the offering, based on the number of Registrable Securities held by each such Designated Holder, and second, securities offered by the Company for its own account.

(c) Limitations on Form S-3 Registrations. If the Board of Directors, in its good faith judgment, determines that a Valid Business Reason exists, (x) the Company may postpone filing a Registration Statement relating to an S-3 Registration (but not the preparation of the Registration Statement) until such Valid Business Reason no longer exists or, if later, the occurrence of the Valid Business Reason (but in no event may the duration of such postponement last for more than 45 days after the date when the S-3 Registration was requested), and (y) in case a Registration Statement has been filed relating to an S-3 Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than 45 days have passed since such postponement, the S-3 Initiating Holder may request the prompt amendment or supplement of such Registration Statement or a new S-3 Registration). The Company shall give written notice to the S-3 Initiating Holder of each of its determination to postpone or delay amending or supplementing a Registration Statement and of the fact that a Valid Business Reason for such postponement or delay no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing or delay amending or supplementing a filing under this Section 5(c) due to a Valid Business Reason for more than 90 days in any 12-month period. In addition, the Company shall not be required to effect any registration at the request of any Designated Holder pursuant to Section 5(a) hereof (i) within the Specified Period after the effective date of any other Registration Statement of the Company relating to any underwritten public offering in which any of such Designated Holder’s Registrable Securities were included (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto) or after an Underwritten Shelf Take-Down, or (ii) if Form S-3 is not available for such offering by the S-3 Initiating Holder.

(d) Expenses. Except as provided in Section 8(d) hereof, the Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e) Automatic Shelf Registration Statement. After the Registration Statement with respect to an S-3 Registration that is an Automatic Shelf Registration Statement becomes effective, upon written request by the S-3 Initiating Holder for the S-3 Registration, the Company shall, as promptly as practicable after receiving such request, (i) file with the Commission a prospectus supplement naming the S-3 Participating Holders as selling shareholders and the amount of Registrable Securities to be offered and include, to the extent not included or incorporated by reference in the Registration Statement, any other information omitted from the Prospectus used in connection with such Registration Statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution and the names of any underwriters, placement agents or brokers) and (ii) pay any necessary filing fees to the Commission within the time period required.

(f) Shelf Registration Statement

(i) The S-3 Initiating Holder for an S-3 Registration that provides for offers and sales of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Form S-3 Shelf Registration Statement”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”). The Company shall cause a Form S-3 Shelf Registration Statement covering all of the Registrable Securities to be effective on or before the first anniversary of the date hereof, and each Crestview Holder shall be deemed to be an S-3 Initiating Holder for such S-3 Registration. The provisions of this Section 5(f) shall apply to any Shelf Take-Down.

(ii) If an S-3 Initiating Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten public offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in the proviso to Section 5(a), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable; provided, however, that the Company shall not be obligated to effect a Underwritten Shelf Take-Down if the S-3 Initiating Holders, together with the Designated Holders (other than the S-3 Initiating Holders) that have requested inclusion in such Shelf Take-Down pursuant to this Section 5(f), propose to sell Registrable Securities having aggregate Face Value (as such term is defined in the Merger Agreement) of less than $20,000,000. The S-3 Initiating Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other S-3 Participating Holders and shall permit the participation of all such S-3 Participating Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within ten Business Days after the receipt of such notice of their election to participate. The provisions of Section 5(b) (other than the first sentence thereof) shall apply with respect to the right of the S-3 Initiating Holder and any other S-3 Participating Holder to participate in any Underwritten Shelf Take-Down.

(iii) If the S-3 Initiating Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the S-3 Initiating Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and, subject to the limitations set forth in Section 5(a), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable.

6. Maximum Number of Underwritten Registrations.

Notwithstanding anything to the contrary herein, in no event shall the aggregate number of underwritten public offerings under Sections 3 and 5 be greater than four.

7. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Holders.

(i) To the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, such Designated Holder agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any successor rule or regulation) promulgated under the

Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of, any Registrable Securities and (y) except as otherwise consented to by the Company, not to make any request for a Demand Registration or S-3 Registration under this Agreement, in each case, during the Specified Period, except in each case as part of such underwritten public offering. Notwithstanding the foregoing, (A) any Designated Holder that does not have Registrable Securities included in an underwritten offering shall not be subject to the foregoing obligations under this Section 7(a)(i) unless all of the executive officers and directors of the Company and all of the other Designated Holders are subject to the same obligations, and (B) any discretionary waiver or termination of any Lock-up Agreement applicable to any of the Company’s executive officers or directors or Designated Holders shall apply to the Crestview Holders and any Permitted Assignees thereof to which his rights hereunder are assigned pursuant to Section 2(d) hereof, pro rata based upon the number of shares subject to such obligations. To the extent that any Designated Holder does not hold any Registrable Securities, then the provisions of this Section 7(a)(i) shall not apply to such Designated Holder.

(ii) To the extent that any Designated Holder enters into a Lock-Up Agreement in connection with an underwritten offering, such Lock-Up Agreement shall supersede the terms of Section 7(a)(i) with respect to such Designated Holder.

(iii) The Designated Holders hereby agree that they shall act in good faith with respect to the restrictions set forth in this Section 7(a) and shall take no action or omit to take any action with the intention of circumventing or evading the restrictions applicable to them under this 7(a).

8. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5 hereof, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall:

(i) use its commercially reasonable efforts (taking into account, among other things, accounting and regulatory matters) to, as expeditiously as practicable, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one firm of legal counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Designated Holders’ Counsel”), any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter or broker/dealer (each, an “Inspector” and collectively, the “Inspectors”) with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Designated Holders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; provided, further, that the Company shall not include any information relating to a Designated Holder in any such Registration Statement or Prospectus or any amendment or supplement thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which such Designated Holder shall object, in writing, on a timely basis, unless, in the opinion of the Company, the inclusion of such information is necessary to comply with applicable law or regulation;

(ii) use its commercially reasonable efforts to, as expeditiously as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days (or, in the case of a shelf registration statement, three years from the effective date of the applicable Registration Statement); provided that, if during such three year period the Company shall no longer be eligible to use a Registration Statement on Form S-3 (or any successor form), the Company shall maintain a shelf registration for a period of two years from the effective date of the applicable registration statement, and (y) such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or otherwise no longer constitute Registrable Securities; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) as expeditiously as practicable, furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its commercially reasonable efforts to, as expeditiously as practicable, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) as expeditiously as practicable, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) use its commercially reasonable efforts to, as expeditiously as practicable, upon the occurrence of any event contemplated by Section 8(a)(v)(D) hereof or, subject to Sections 3(a) and 5(c) hereof, the existence of a Valid Business Reason, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5 hereof, as the case may be) and take such other commercially reasonable actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including making such representations and warranties to the holders of such Registrable Securities and the underwriters participating in the offering, with respect to the business of the Company, the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and shall provide all reasonable cooperation, including causing its appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if and as applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(viii) make available at reasonable times for inspection by any Inspector all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the Company’s independent registered public accounting firm, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Inspector agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such Inspector agrees that it shall furnish only such portion of those Records that it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to those Records;

(ix) if such sale is pursuant to an underwritten public offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion and “negative assurance letter,” dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion and letter are being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions and letter;

(xi) comply with all applicable rules and regulations of the Commission applicable to the Registration Statement, and make available to its security holders,

as soon as reasonably practicable but no later than fifteen months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act;

(xii) cause any Registrable Securities included in the Registration Statement to be listed on each securities exchange on which securities of the same class are then listed, provided that the applicable listing requirements are satisfied;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiv) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

(xv) provide a transfer agent and registrar for the Registrable Securities and a CUSIP number for the Registrable Securities;

(xvi) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders or underwriters (in the case of an underwritten offering) of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto;

(xvii) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission; and

(xviii) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(b) Seller Requirements. In connection with any offering under any Registration Statement under this Agreement, each Designated Holder holding Registrable Securities that will be included in such Registration Statement (i) shall promptly furnish to the Company in writing such information with respect to such Designated Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto); and (ii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws in a timely manner after reasonable written request therefor consistent with this Section 8(b), the Company may exclude such seller’s Registrable Securities from a registration under Sections 3, 4 or 5 hereof.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(a)(v)(D) hereof or, subject to Section 3(a) and 5(c) hereof, the existence of a Valid Business Reason, such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 8(a)(vi) hereof (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities, which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 8(a)(ii) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8(a)(v)(D) hereof to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 8(a)(v) hereof (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted).

(d) Registration Expenses. Except as provided under the last sentence of this Section 8(d), the Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation (i) all expenses, including filing fees, in connection with the preparation and filing of the Registration Statement, preliminary prospectus or final prospectus and amendments and supplements thereto, (ii) Commission, stock exchange and FINRA registration (including any counsel retained in connection with FINRA registration) and filing fees, (iii) transfer agents’ and registrars’ fees and expenses, (iv) all expenses with respect to road shows, (v) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (vi) all printing, messenger and delivery expenses, (vii) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and the reasonable and documented legal fees, charges and expenses of the Designated Holders’ Counsel up to a maximum of $50,000 and (viii) any liability insurance or other premiums for insurance that the Company determines to obtain, if any, in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 8(d) are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Designated Holders’ Registrable Securities and shall, other than as set forth in clause (vii) above, bear the fees and expenses of their own counsel.

9. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the extent permitted by applicable law, each Designated Holder, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened (each, a “Liability” and collectively, “Liabilities”), in so far as such Liabilities arise out of or based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus, or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or in any amendment or supplement thereto, or in any document incorporated by reference therein; (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or in any amendment or supplement thereto, or in any document incorporated by reference therein, any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; and (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Designated Holder furnished in writing to the Company by or on behalf of such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Sections 9(b) hereof. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

(b) Indemnification by Designated Holders. In connection with any offering in which a Designated Holder is participating pursuant to Section 3, 4 or 5 hereof, such Designated Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, the other Designated Holders, any underwriter retained by the Company and each Person who controls the Company, the other Designated Holders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as Sections 9(a)(i) and (ii) in the foregoing indemnity from the Company to the Designated Holders (including indemnification of their respective partners, directors, officers, Affiliates, stockholders, members, employees, trustees and controlling persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by or on behalf of such Designated Holder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus, or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by the Company or at its direction, or in any amendment or supplement thereto, or in any document incorporated by reference therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b) hereof; provided, however, that the total amount to be indemnified by any such Designated Holder pursuant to this Section 9(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such

Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding and does not include any admission as to fault or culpability on the part of such Indemnified Party. Notwithstanding the foregoing, if at any time an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 9, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without the Indemnifying Party’s written consent if (i) such settlement is entered into more than 30 Business Days after receipt by the Indemnifying Party of the aforesaid request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request or contested the reasonableness of such fees and expenses prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and 9(c) hereof, any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering, less the amount of any damages that such Designated Holder has otherwise been required to pay as a result of such Liabilities.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

10. Rule 144; Restriction Removal.

(a) Rule 144. The Company covenants from and after the date hereof that it shall take such action as may be required from time to time to enable each Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements; provided that, in doing so the Company may rely upon any customary representations of such Designated Holder that the Company may reasonably require.

(b) Restriction Removal. The Company shall, promptly upon the request of any holder of Registrable Securities (and, to the extent necessary, the delivery of such Registrable Securities to the transfer agent therefor), cause any legend or stop-transfer instructions with respect to restrictions on transfer under the Securities Act of such Registrable Securities to be removed or otherwise eliminated if (i) such Registrable Securities are registered pursuant to an effective Registration Statement, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Registrable Securities may be made without registration under the Securities Act or (iii) such holder provides the Company reasonable assurances (by providing an opinion of counsel, in a generally acceptable form) that the Registrable Securities have been or are being sold pursuant to, or can then be sold by such holder without restriction or limitation under, Rule 144. The Company shall be responsible for the fees and expenses of its transfer agent and The Depository Trust Company associated with the issuance of the Registrable Securities to the Designated Holder and any legend or stop-transfer instruction removal or elimination in accordance herewith.

11. Miscellaneous.

(a) Stock Splits, etc. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like effected, after the date hereof.

(b) No Inconsistent Agreements. The Company hereby represents and warrants that it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company. The Company shall not enter into any agreement with respect to its securities that is inconsistent with or that may otherwise adversely affect the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities which rights are inconsistent with or may otherwise adversely affect the rights granted to the Designated Holders in this Agreement.

(c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the Majority Designated Holders; provided, however, that no amendment, modification, supplement, waiver or consent to depart from the provisions hereof shall be effective if such amendment, modification, supplement, waiver or consent to depart from the provisions hereof materially and adversely affects the substantive rights or obligations of one Designated Holder, or subset of Designated Holders, without a similar and proportionate effect on the substantive rights or obligations of all Designated Holders, unless each such disproportionately affected Designated Holder or group thereof consents in writing thereto.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i) If to the Company:

Cott Corporation

5519 W. Idlewild Avenue

Tampa, FL 33634

Attention: Marni Morgan Poe

Facsimile: (813) 881-1926

with a copy to:

Crestview Partners,

667 Madison Avenue, 10th Floor

New York, NY 10022,

Attention: Jeffrey A. Marcus and Katherine H. Chung

Facsimile: (212) 906-0793

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Kenneth M. Schneider

Facsimile: 212-757-3990

(ii) If to any Designated Holder, at its address as it appears in the books and records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and on the next Business Day after transmittal, if telecopied, or electronically transmitted. Any party may by notice given in accordance with this Section 11(e) designate another address or Person for receipt of notices hereunder.

(f) Permitted Assignees; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Permitted Assignees of the parties hereto as provided in Section 2(d) hereof provided that such parties execute an agreement in the form attached hereto as Annex A. Except as provided in Section 9 hereof, no Person other than the parties hereto and their Permitted Assignees is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THEY WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

(j) Jurisdiction. Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 11(e) or such other address as such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of New York or located in any other jurisdiction chosen by the Company in accordance with Section 11(j). Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(k) WAIVER OF JURY TRIAL. EACH PARTY, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

(m) Rules of Construction. Unless the context otherwise requires, (i) references to sections or subsections refer to sections or subsections of this Agreement, and (ii) the use of the word “including” in this Agreement shall be by way of example rather than limitation. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(n) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(o) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(p) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

(q) Trustee Liability. Notwithstanding any provision herein to the contrary, no person executing this instrument in his capacity as trustee shall have any personal liability whatsoever hereunder, it being expressly agreed that all liability hereunder shall be satisfied solely from the assets of the trust which is entering into this agreement and not from the personal assets of any trustee.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

COTT CORPORATION

By:	/s/ Marni Morgan Poe
Name:	Marni Morgan Poe
Title:	Vice President, General Counsel and Secretary

[Countersignature Page Follows]

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

CRESTVIEW DSW INVESTORS, L.P.

By:	CRESTVIEW DSW GP, LLC, its general partner

/s/ Jeffrey A. Marcus
Name:	Jeffrey A. Marcus
Title:	President

[Countersignature Page Follows]

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

GCM GROSVENOR NPS, L.P.

By:	CFIG NPS GP, LLC, its general partner

By:	CFIG Advisors, LLC, its Sole Member

By:	CFIG Holdings, LLC, its Sole Member

By:	/s/ Burke J. Montgomery
Name:	Burke J. Montgomery
Title:	Vice President and Secretary

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

STEPSTONE K STRATEGIC OPPORTUNITIES FUND, L.P.

By:	STEPSTONE K OPPORTUNITIES (GP), LLC, its general partner

By:	/s/ Jason Ment
Name:	Jason Ment
Title:	Partner and General Counsel

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

STEPSTONE XL OPPORTUNITIES FUND, L.P.

By:	STEPSTONE XL (GP), LLC, its general partner

By:	/s/ Jason Ment
Name:	Jason Ment
Title:	Partner and General Counsel

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

/s/ Thomas J. Harrington Thomas J. Harrington

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

/s/ K. Dillon Schickli K. Dillon Schickli

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

/s/ Jim L. Turner Jim L. Turner

[Signature Page to Registration Rights Agreement – Non-Convertible Preferred]

Annex A

[Name and Address of Transferee]

Cott Corporation

5519 W. Idlewild Avenue

Tampa, FL 33634

[Name and Address of Transferor]

            , 20

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of December 12, 2014 (the “Registration Rights Agreement”), by and among Cott Corporation, a corporation governed by the Canada Business Corporations Act, and the certain equityholders named therein. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as a “permitted transferee” as defined in the Registration Rights Agreement (the “Transferee”), the Transferee hereby represents that he, she or it is a “permitted transferee” as defined in the Registration Rights Agreement and hereby agrees to be bound as a Designated Holder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i) thereto.

This agreement shall be governed by New York law.

Yours sincerely,

[Name of Transferee]

By:
Name:
Title: